As filed with the Securities and Exchange Commission on May 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IO BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0909276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

Tel: +45 7070 2980

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Tel: (800) 677-3394

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank Rahmani, Esq.

Istvan A. Hajdu, Esq.

Nick D. DeAngelis, Esq.

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, CA 94104

(415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion

Dated May 23, 2025

PROSPECTUS

Up to 5,623,664 Shares of Common Stock Offered by the Selling Stockholders

IO BIOTECH, INC.

Common Stock

This prospectus relates to the resale, from time to time by the selling stockholders named in this prospectus (the “selling stockholders”) of up to 5,623,664 shares of our common stock (the “Shares”), issuable upon the exercise of warrants held by the selling stockholders (the “Warrants”).

Our registration of shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any such shares. The Warrants were issued by us pursuant to a warrant issuance agreement (the “Warrant Issuance Agreement”), dated as of December 19, 2024, by and between us and the European Investment Bank (“EIB”), which was entered into in connection with the execution of a finance contract (the “Finance Contract”), dated as of December 19, 2024, by and between our wholly owned subsidiary, IO Biotech ApS (the “Borrower”) and EIB. We are registering the offer and resale of the Shares to satisfy a covenant set forth in the registration rights agreement (the “Registration Rights Agreement”) executed concurrently with the Finance Contract and the Warrant Issuance Agreement, pursuant to which we agreed to register the resale of the Shares within a limited period of time following the date of the registration rights agreement.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, although we will receive proceeds from the cash exercise of any Warrants.

Any shares of our common stock subject to resale hereunder will have been issued by us and received by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders, or their donees, pledgees, transferees or other successors-in-interest may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts and similar selling expenses, if any, attributable to the sale of Shares. We will bear all costs, expenses and fees (other than commissions and discounts and similar selling expenses) in connection with the registration of the Shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 13 of this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IOBT.” On May 22, 2025, the last reported sale price of our common stock was $1.20.

We are an “emerging growth company” and a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. The selling stockholders may resell, from time to time, in one or more offerings, shares of our common stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sell shares of our common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer and sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus, any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus, as applicable, has not changed since the date of this prospectus or any prospectus supplement or any issuer free writing prospectus. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since that date.

The terms “IO Biotech,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to IO Biotech, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

IO Biotech, Inc. is a clinical-stage biotechnology company dedicated to the identification and development of disruptive immune therapies for the treatment of cancer. IO Biotech ApS, a wholly-owned subsidiary of the Company following our corporate reorganization in November 2021, was incorporated in Denmark in December 2014. We are developing novel, immune-modulatory, off-the-shelf therapeutic cancer vaccines based on our T-win® technology platform.

Private Placement of Warrants

On December 19, 2024, the Borrower entered into the Finance Contract with EIB, establishing three tranches of potential financing in an aggregate principal amount of up to €37.5 million, subject to certain conditions precedent (the “EIB Loan Facility”).

Pursuant to the Finance Contract, the Company (through the Borrower) will have €10.0 million available to draw in an initial tranche of the term loan facility (“Tranche A”), subject to satisfaction of certain customary conditions and the issuance of warrants pursuant to a Warrant Issuance Agreement (described below). The Finance Contract also provides for two potential additional term loan tranches in principal amounts of €12.5 million (“Tranche B”) and €15.0 million (“Tranche C” and, together with Tranche A and Tranche B, each a “Tranche”), respectively, each of which is subject to specified conditions, including, but not limited, the issuance of warrants and achievement of certain clinical trial and other milestones.

Concurrently with the execution of the Finance Contract, the Borrower entered into a non-binding side letter, pursuant to which EIB may, in its discretion and subject to approvals by its investment committee, make available to the Borrower an additional €20.0 million in funding related to the Company’s ongoing clinical trials.

In connection with the Finance Contract, the Company also entered into the Warrant Issuance Agreement on December 19, 2024, pursuant to which the Company agreed to sell and issue to EIB certain warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with the disbursement of each of the Tranche A loan (such warrants, the “Tranche A Warrants”), Tranche B loan (such warrants, the “Tranche B Warrants”) and Tranche C loan (such warrants, the “Tranche C Warrants” and together with the Tranche A Warrants and the Tranche B Warrants, the “EIB Warrants”). The number of shares for which the Warrants will be exercisable will be determined at the time of issuance of each Warrant in accordance with the formulas set forth in the Warrant Issuance Agreement, which formulas generally provide that the number of shares will decrease as the price of the Common Stock increases. On April 24, 2025, we issued EIB the Tranche A Warrants, to purchase up to 5,623,664.38 Shares. On May 6, 2025, we received the €10.0 million disbursement. The Tranche B Warrants and the Tranche C Warrants have not yet been issued as of the date of this prospectus.

The Company also entered into the Registration Rights Agreement with EIB in connection with the Warrant Issuance Agreement. Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file the registration statement of which this prospectus forms a part to register the shares of Common Stock underlying the Class A Warrants, by the later of (i) 30 days after the date of issuance of any of the EIB Warrants and (ii) May 15, 2025 (the “Filing Deadline”), and to cause such registration statement to become effective within a specified period after the Filing Deadline. The Company would also be required to register the shares of Common Stock underlying the Class B Warrants and Class C Warrants within 30 days after the date of issuance of the applicable EIB Warrants.

The foregoing is only a summary of the terms of the Finance Contract, the Side Letter, the Warrant Issuance Agreement, the Warrants, and the Registration Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of each of which have previously been filed as exhibits to our filings with the SEC.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal controls over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will cease to be an emerging growth company upon the earliest of (1) the end of the fiscal year following the fifth anniversary of our initial public offering; (2) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.

Additionally, we are a “smaller reporting company meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated under the laws of the State of Delaware on May 25, 2021 under the name IO Biotech, Inc. We consummated a corporate reorganization in connection with our initial public offering, pursuant to which all of the issued and outstanding stock of IO Biotech ApS was exchanged for shares of Class A and preferred stock of IO Biotech, Inc. As a result of the corporate reorganization, IO Biotech ApS became a wholly-owned subsidiary of IO Biotech, Inc. We are a holding company. We conduct substantially all of our operations through our subsidiaries. Our subsidiary, IO Biotech ApS, a corporation domiciled in Denmark, was originally incorporated in December 2014, and holds our intellectual property assets. Our executive offices are located at Ole Maaløes Vej 3, DK-2200 Copenhagen N, Denmark, and our telephone number is +45 7070 2980. Our website address is iobiotech.com, on which we make available, free of charge, our annual report on 10-K, quarterly reports on 10-Q, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) as soon as reasonably practicable after we electronically file or furnish such materials with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Annual Report on Form 10-K, and you should not consider information on our website to be part of this Annual Report on Form 10-K. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be accessed at www.sec.gov.

THE OFFERING

Common stock offered by the selling stockholders	Up to 5,623,664 shares of our common stock issuable upon the exercise of Warrants held by the selling stockholders.

Common stock currently outstanding	65,880,914 (as of May 19, 2025)

The Warrants	The Warrants are immediately exercisable upon issuance at an exercise price of $0.8891 per share, subject to adjustments as set forth therein. The Warrants terminate on the earlier of (i) the date that is twenty years following the issuance and (ii) one day prior to the closing of an Acquisition (as defined in the Warrants).

Selling stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholders” on beginning on page 11 for additional information on the selling stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering by the selling stockholders, although we may receive proceeds from the cash exercise of any Warrants. See “Use of Proceeds” beginning on page 10 for additional information on the use of proceeds.

Registration Rights	Under the terms of the Registration Rights Agreement with the selling stockholders, we have agreed to file the registration statement of which this prospectus forms a part in order to register the resale by the selling stockholders of the shares of our common stock offered hereby. See “Selling Stockholders” beginning on page 11 for additional information.

Plan of Distribution	The selling stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our common stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of our common stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 13 for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors	Investing in our securities involves risk. You should carefully read and consider the information beginning on page 6 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Nasdaq symbol for common stock	“IOBT”

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus or any applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The sale of a substantial number of shares of our common stock in the public market, including resale of the Shares issued or issuable to the selling stockholders, could adversely affect the prevailing market price for our common stock.

We are registering for resale up to 5,623,664 shares of our common stock consisting of Shares underlying the Warrants issued to the selling stockholders to fulfill our contractual obligations under the Registration Rights Agreement. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are “forward-looking statements” for the purposes of this prospectus. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•

the timing, progress and the success of our clinical trials of Cylembio®, IO112, IO170 and any other product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•

whether the results of our trials will be sufficient to support domestic or foreign regulatory approvals for Cylembio® and potential future clinical trials of IO112, IO170 or any other product candidates we may develop;

•	regulatory actions with respect to our product candidates or our competitors’ products and product candidates;

•	our ability to obtain, including on an expedited basis, and maintain regulatory approval of Cylembio®, IO112, IO170 or any other product candidates we may develop;

•	the outcomes of our preclinical studies;

•	our ability to enroll patients in our clinical trials at the pace that we project;

•	our ability to establish and conduct our clinical programs on our expected timelines;

•	the costs of development of any of our product candidates or clinical development programs;

•	the timing and success of our remediation of the material weakness in our internal control over financial reporting described in our Annual Report on Form 10-K;

•	our expectation about the period of time over which our existing capital resources will be sufficient to fund our operating expenses and capital expenditures;

•	the potential attributes and clinical benefits of the use of Cylembio®, IO112, IO170 or any other product candidate, if approved by the relevant regulatory bodies;

•	our ability to successfully commercialize Cylembio®, IO112, IO170 or any other product candidates we may identify and pursue, if approved by the relevant regulatory bodies;

•	our ability to successfully establish or maintain collaborations or strategic relationships for our product candidates;

•	the rate and degree of market acceptance of Cylembio®, IO112, IO170 or any other product candidates we may identify and pursue, if approved by the relevant regulatory bodies;

•	our ability to obtain orphan drug designation, Breakthrough Therapy Designation (BTD), accelerated or other approval for any product candidates we may identify;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•

our ability to manufacture, including through contract manufacturing organizations (CMOs), Cylembio®, IO112, IO170 or any other product candidate in conformity with the Food and Drug Administration’s (FDA’s) requirements and the requirements of other applicable regulatory authorities;

•	our ability to successfully build a sales force and commercial infrastructure;

•	our ability to compete with companies currently producing or engaged in the clinical development of treatments for the disease indications that we pursue and treatment modalities that we develop;

•	our reliance on third parties to conduct our clinical trials;

•	our reliance on third-party CMOs to manufacture and supply our product candidates for us;

•	our ability to retain and recruit key personnel;

•	our ability to obtain and maintain intellectual property protection for Cylembio®, IO112, IO170 or any other product candidates we may identify and pursue;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

•	our expectations regarding the time during which we will be an emerging growth company (EGC) under the Jumpstart Our Business Startups Act (JOBS Act);

•	our financial performance;

•	the effect of significant public health emergencies or geopolitical events on any of the foregoing or any other aspects of our business operations;

•	the impact of laws and regulations, including legislative developments; and developments and projections relating to our competitors or our industry.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference may also contain estimates, projections, and other information concerning our industry, our business, and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates, and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We may receive proceeds from the exercise of the Warrants. We can make no assurances that any of the Warrants will be exercised, or if exercised, the quantity that will be exercised or the period in which such Warrants will be exercised.

We intend to use the net proceeds from any exercise of the Warrants for advancement of the Company’s clinical development pipeline, working capital and general corporate purposes.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders, consisting of Shares underlying the Warrants issued to the selling stockholders pursuant to the Warrant Issuance Agreement, are being registered hereby to fulfill our contractual obligations under the Registration Rights Agreement. See “Prospectus Summary.”

The following table sets forth the number and percentage of shares of our common stock beneficially owned by the selling stockholders as of May 19, 2025, taking into account the number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares offered under this prospectus are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of our common stock to be beneficially owned after the offering under this prospectus assumes the sale of all shares of our common stock being offered by the selling stockholders under this prospectus. The percentage of shares of our common stock owned is based on 65,880,914 shares of our common stock issued and outstanding as of May 19, 2025. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned.

As used in this prospectus, the term “selling stockholder” includes the selling stockholders named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer. Other than the Finance Contract, the Side Letter, the Warrant Issuance Agreement, and other related transactions, there are no other material relations between the selling stockholder and the Company.

The number of shares in the column “Maximum Number of Shares of Common Stock Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus. The columns captioned “Ownership After Offering” assume the sale of all of the shares of our common stock offered by the selling stockholders under this prospectus and that the selling stockholder does not acquire any additional shares of our common stock before the completion of the offering under this prospectus, other than through the exercise of the Warrants. However, because the selling stockholders may sell all or some of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholders will hold the Shares or Warrants, whether any will exercise the Warrants, and upon such exercise, how long such selling stockholders will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock.

Under the terms of the Warrants, the selling stockholders may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise. The columns captioned “Ownership Before Offering” do not reflect this limitation.

	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned	Maximum number of shares of common stock offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
European Investment Bank	5,623,664	(1)	7.9%	5,623,664	—	—

(1)

Consists of 5,623,664 shares of our common stock issuable upon the exercise of the Warrants issued under the Warrant Issuance Agreement. The principal business address of the European Investment Bank is 98-100 boulevard Konrad Adenauer, L-2950 Luxembourg.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of our common stock offered under this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of our common stock offered under this prospectus.

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares of our common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus forms a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered under this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered under this prospectus will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from the offering under this prospectus.

The selling stockholders also may resell all or a portion of the shares of our common stock offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to keep this prospectus effective until the earliest to occur of the following events after the date in which the Tranche A Warrants, Tranche B Warrants and the Tranche C Warrants have been issued pursuant to the Warrant Issuance Agreement or such earlier date on which the Company has no outstanding obligation to issue Warrants under the Warrant Issuance Agreement: (i) the date on which the selling stockholders shall have resold all the Shares covered hereby; and iii) the date on which the Shares may be resold or transferred by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, and new certificates for such securities not bearing a legend restricting further transfer have been issued to the selling stockholders. In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of shares of our common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of IO Biotech, Inc. appearing in IO Biotech, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of EY Godkendt Revisionspartnerselskab is Dirch Passers Allé 36, 2000 Frederiksberg, Denmark.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.iobiotech.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-41008), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 14, 2025;

•	Current Report on Form 8-K, filed with the SEC on April 30, 2025;

•

The information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April 25, 2025, to the extent incorporated by reference in Part III of the Form 10-K; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 2, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon written or oral request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective and current investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

IO Biotech, Inc.

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.iobiotech.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

Up to 5,623,664 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

, 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

SEC Registration Fee	$878
Accounting Fees and Expenses	$16,000
Legal Fees and Expenses	$100,000
Miscellaneous Fees and Expenses	$3,122

Total	$120,000

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we shall indemnify each of our directors and executive officers, and shall have power to indemnify our other officers, employees and agents, to the fullest extent permitted by the DGCL as the same may be amended. At the 2023 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to, and the Company subsequently amended, its amended and restated certificate of incorporation to extend the indemnification of officers pursuant to recent amendments to the General Corporation Law of the State of Delaware. Subject to certain limitations and limited exceptions, our amended and restated certificate of incorporation provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees, for the defense of any action for which indemnification is required or permitted.

We have entered into indemnification agreements with certain of our directors and our executive officers. These agreements will provide that we will indemnify such directors and officers to the fullest extent permitted by law and our amended and restated certificate of incorporation.

We also maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Form of Amended and Restated Certificate of Incorporation of IO Biotech, Inc. (filed as Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2023 and incorporated herein by reference)

3.2	Form of Amended and Restated Bylaws (filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on December 16, 2024 and incorporated herein by reference)

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Amendment No. 2 to Registration Statement on Form S-1/A on November 1, 2021 and incorporated herein by reference)

4.2	Form of Warrant (filed as Exhibit 4.1 to Current Report on Form 8-K, filed with the SEC on December 20, 2024)

5.1*	Opinion of Sidley Austin, LLP

10.1	Finance Contract, dated December 19, 2024, by and between the Borrower and EIB (filed as Exhibit 10.1 to Current Report on Form 8-K, filed with the SEC on December 20, 2024)

10.2	Warrant Issuance Agreement, dated December 19, 2024, by and between the Company and EIB (filed as Exhibit 10.4 to Current Report on Form 8-K, filed with the SEC on December 20, 2024))

10.3	Registration Rights Agreement, dated December 19, 2024, by and among the Company and EIB (filed as Exhibit 10.5 to Current Report on Form 8-K, filed with the SEC on December 20, 2024)

23.1*	Consent of EY Godkendt Revisionspartnerselskab, Independent Registered Public Accounting Firm

24.1*	Power of Attorney

107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark on May 23, 2025.

IO BIOTECH, INC.

By:	/s/ Mai-Britt Zocca
Mai-Britt Zocca, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of IO Biotech, Inc. (the Company), hereby severally constitute and appoint Mai-Britt Zocca and Amy Sullivan, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 415 under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Mai-Britt Zocca	President and Chief Executive Officer (Principal Executive Officer)	May 23, 2025
Mai-Britt Zocca, Ph.D.

/s/ Amy Sullivan	Chief Financial Officer (Principal Financial Officer)	May 23, 2025
Amy Sullivan

/s/ Brian Burkavage	Chief Accounting Officer & Vice President of Finance (Principal Accounting Officer)	May 23, 2025
Brian Burkavage

/s/ Peter Hirth	Chairman of the Board	May 23, 2025
Peter Hirth, Ph.D.

/s/ Kathleen Sereda Glaub	Director	May 23, 2025
Kathleen Sereda Glaub, M.B.A.

/s/ Christian Elling	Director	May 23, 2025
Christian Elling, Ph.D.

/s/ Heidi Hunter	Director	May 23, 2025
Heidi Hunter

/s/ Helen Collins	Director	May 23, 2025
Helen Collins, M.D.

/s/ David V. Smith	Director	May 23, 2025
David V. Smith, M.B.A.